Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-77469 and 333-56062) of Portland General Electric Company of our report dated April 11, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon

April 15, 2002

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 2001, included in this Form 10-K, into Portland General Electric Company's previously filed Registration Statements File Nos. 333-77469 and 333-56062.

Arthur Andersen LLP

Portland, Oregon

April 11, 2002